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Exhibit 99.5

Number of Rights

ROYAL HAWAIIAN ORCHARDS, L.P.
FORM OF BENEFICIAL OWNER ELECTION FORM

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the distribution of non-transferable rights to purchase depositary units (the "Depositary Units") representing Class A units of limited partnership interests of Royal Hawaiian Orchards, L.P.

        This will instruct you whether to exercise Rights to purchase the Depositary Units distributed with respect to the Depositary Units held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Exercise of Rights."

        I (we) hereby instruct you as follows:

        (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Depositary Units.

Box 2. ☐ Please EXERCISE RIGHTS for Depositary Units as set forth below:

Basic Subscription Right

I exercise	(number of Rights)	Rights	x	0.4 (ratio)	=	(number of new Depositary Units, rounded down*)

Therefore, I will pay for	(number of new Depositary Units, rounded down)	Depositary Units	at	$ (subscription price per Depositary Unit)	=	$ (amount enclosed)

Exercise of Over-Subscription Privilege

        If you fully exercise your Basic Subscription Right and wish to subscribe for additional Units, you may exercise your Over-Subscription Privilege. There is no limit on the number of Depositary Units you may subscribe for pursuant to the Over-Subscription Privilege, but exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the prospectus and the enclosed instructions. To the extent you subscribe for more Depositary Units than you are allocated under the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Depositary Units which you are allocated under the Over-Subscription Privilege.

I apply for	(number of whole Depositary Units)	x	$ (subscription price per Depositary Unit)	=	$ ** (additional amount enclosed)

*
For example, if you have 39 Rights, you would be entitled to 15.6 Depositary Receipts, but you would only be entitled to receive 15 Depositary Receipts, since all fractions are rounded down to the nearest whole number of Depositary Receipts. The portion of your subscription price allocable to the 0.6 Depositary Receipts, or $            , will be returned to you.

**
If you are allocated fewer Depositary Receipts pursuant to the Over-Subscription Privilege than you have subscribed for, the excess subscription price will be returned to you following completion of the Rights Offering.

Total Amount of Payment Enclosed

Total Amount of Payment Enclosed:	Basic Subscription Right	$
	Over-Subscription Privilege	$

$
(sum of Basic Subscription Right and Over-Subscription Privilege amounts)

I am (we are) making the total payment required in the following manner:

☐ Payment in the following amount is enclosed: $             and/or

☐ Please deduct payment of $             from the following account maintained by you as follows:

Name(s) in which Account is/are Registered	Type of Account	Account No.

(The total of the above two boxes must equal the "Total Payment Required" specified above.)

        I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form and

    •
    irrevocably elect to purchase the number of Depositary Units indicated above on the terms set forth in the prospectus; and

    •
    agree that if I (we) fail to pay for the Depositary Units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Signature(s) of Beneficial Owner(s)	Signature(s) of Beneficial Owner(s)

Print Name:	Print Name:

Date:	Date:

Address:	Address:

Telephone	Telephone

(day):	(day):

(evening):	(evening):

        If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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  Exhibit 99.5
ROYAL HAWAIIAN ORCHARDS, L.P. FORM OF BENEFICIAL OWNER ELECTION FORM